CONVERTIBLE SECURITIES AGREEMENT
                   OF INTELECT COMMUNICATIONS SYSTEMS LIMITED


         THIS CONVERTIBLE SECURITIES AGREEMENT (hereinafter the "Agreement") is made and entered into as of this 15th day of October, 1996 by the undersigned in connection with the sale by INTELECT COMMUNICATIONS SYSTEMS LIMITED, a company organized under the laws of Bermuda (hereinafter "Seller") of certain debentures convertible into common shares (hereinafter the "Shares") of Seller to (i) INFINITY INVESTORS LTD. a corporation organized under the laws of Nevis, West Indies, and (ii) SEACREST CAPITAL LIMITED, a corporation organized under the laws of Nevis, West Indies (singularly a "Buyer" and collectively "Buyers").
Each of the Seller and the Buyers (hereinafter collectively the "Parties") hereby represent, warrant and agree as follows:

         1. AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                  (i) Buyers hereby subscribe for $5 million principal amount of Series A Convertible Debentures (the "Series A Debentures") and $5 million principal amount of Series B Debentures (the "Series B Debentures") (collectively, the "Debentures") convertible into Shares in accordance with the terms set forth in the form of Debentures attached as Exhibits A and B to this Agreement.

                  (ii) Buyers shall pay an aggregate of Ten Million Dollars ($10 million U.S.) (the "Purchase Price") for the Debentures by delivering same day funds in United States dollars against counter-delivery of the Debentures by Seller, in each case to American Stock Transfer & Trust Company (the "Transfer Agent") pursuant to terms of that certain Book Entry Transfer Agent Agreement in the form attached hereto as Exhibit C, to be executed contemporaneously herewith (the "Transfer Agreement").

                  (iii) Infinity Investors, Ltd. shall subscribe for $9 million principal amount of the Debentures and Seacrest Capital Limited shall subscribe for $1 million of the Debentures. Each such party shall pay 100% of the respective principal amount thereof.

         2. BUYER'S REPRESENTATIONS AND COVENANTS.

                  Each Buyer severally represents, warrants and covenants to Seller as follows:


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                  (i) This Agreement has been duly authorized,  validly executed and delivered on behalf of each Buyer and is a valid and binding agreement of each Buyer in accordance with its terms, subject to general principles of equity and to the effect of bankruptcy or other similar laws affecting the enforcement of creditors' rights;

                  (ii)  Each  Buyer is  purchasing  the  Debentures  for its own account for investment purposes and not with a view towards distribution. Each Buyer understands and agrees that it must bear the economic risks of its investment for an indefinite period of time. Each Buyer has received and carefully reviewed copies of the Public Documents (as defined below). Each Buyer understands that the offer and sale of the Debentures are being made only by means of this Agreement. No representations or warranties have been made to either Buyer by Seller, the officers or directors of Seller, or any agent, employee or affiliate of any of them except as set forth herein. Each Buyer is aware that the purchase of the Debentures involves a high degree of risk and that it may sustain, and has the financial ability to sustain, the loss of its entire investment. Each Buyer has had the opportunity to ask questions of and receive answers and satisfactory to it from, Seller's management regarding Seller. Each Buyer understands that no Federal or state governmental authority has made any finding or determination relating to the fairness of an investment in the Debentures and that no Federal or state governmental authority has recommended or endorsed, or will recommend or endorse, the investment herein. Each Buyer, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and has not relied on any information or representations made by third parties other than pursuant to this Agreement. Each Buyer has significant assets, and upon consummation of the purchase of the Debentures, will continue to have significant assets exclusive of the Debentures. Neither Buyer has been organized for the purpose of acquiring the Debentures;

                  (iii) Each Buyer is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended (the "Securities Act");

                  (iv) Each Buyer understands that the Debentures are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that Seller is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Buyer set forth herein in order to determine the applicability of such provisions;

                  (v) Each Buyer, in making the decision to purchase the Debentures subscribed for, has relied upon independent investigations made by it and has not

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         relied on any  information  or  representations  made by third  parties other than pursuant to this Agreement; and

                  (vi) Each Buyer understands that neither the Debentures nor the Shares have been registered under the Securities Act and therefore it cannot dispose of any or all of the Debentures or the Shares unless such Debentures or Shares are subsequently registered under the Securities Act or exemptions from such registration are available. Each Buyer acknowledges that a legend substantially as follows will be placed on the certificates representing the Shares:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED WITHOUT A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SHARES WILL NOT TRANSFER SUCH SHARES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE COMPANY THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES LAWS.

         3. SELLER'S REPRESENTATIONS AND COVENANTS.

                 Seller represents, warrants and covenants to Buyers as follows:

                  (i) Seller has been duly incorporated and is validly existing and in good standing under the laws of Bermuda. Seller has registered its common shares pursuant to Section 12(G) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of the Exchange Act, and Seller's common shares traded on the Nasdaq National Market, Symbol ICOMF;

                  (ii) Seller has furnished each Buyer with copies of Seller's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and all Forms 10-Q and 8-K filed thereafter (the "Public Documents"). The Public Documents at the time of their filing complied in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder, and, as of the date of filing, did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements

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         contained therein,  in light of the circumstances under which they were made, not misleading. Since the date of the Public Documents, Seller has not made, or been required to make, any filings with the SEC in order to ensure that the Public Documents do not, as of the date hereof, include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Seller's financial statements contained in the Public Documents (i) conform in all material respects with the rules and regulations of the Exchange Act, (ii) were prepared in accordance with generally accepted accounting principles, consistently applied, and
         (iii) fairly state all known liabilities (contingent or otherwise) as of the date of such financial statements that were required to be reflected in such financial statements in accordance with generally accepted accounting principles, consistently applied. Seller currently has $10,000,000 principal amount of convertible debentures outstanding, and 13,794,055 common shares, and no preferred shares, issued and outstanding;

                  (iii) Seller has filed all materials required to be filed pursuant to all applicable reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period necessary to meet the eligibility requirements of the SEC with respect to the use of a Registration Statement on Form S-3 for the filing of a resale registration statement with the SEC, and Seller currently meets such eligibility requirements;

                  (iv) The Debentures, and the Shares when issued and delivered upon conversion thereof, have been and will be duly and validly authorized and issued, and with respect to the Shares, fully-paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject the holders thereof to personal liability by reason of being such holders. Except for preemptive rights as to which Seller has received effective waivers, there are no preemptive rights of any shareholder of Seller with respect to the Debentures or the Shares;

                  (v) This Agreement has been and, when issued in accordance with the terms hereof, the Debentures will be duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement of Seller in accordance with its respective terms, subject to general principles of equity and to bankruptcy or other similar laws affecting the enforcement of creditors' rights generally;

                  (vi) The execution and delivery of this Agreement and the consummation of the issuance of the Debentures, and the Shares upon conversion

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         thereof, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of association or By-laws of Seller, or any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over Seller or any of its properties or assets;

                  (vii) No authorization, approval, filing with or consent of any governmental body is required for the issuance and sale of the Debentures, or the Shares upon conversion thereof, as contemplated by this Agreement;

                  (viii) Except for a fee which is payable by Seller as contemplated in the Transfer Agent Agreement to Alpine Capital for services rendered to Seller not to exceed 3% of the aggregate purchase price of the Debentures, no other person, firm or corporation will be entitled to receive any brokerage fee, commission or similar payment from Seller in connection with the consummation of the transactions contemplated hereby and Seller shall not make any such payment to any other person, firm or corporation;

                  (ix) Seller will comply with all applicable securities laws and regulations with respect to the sale and issuance of the Debentures (and the Shares into which they are convertible) to each Buyer, including but not limited to the filing of all reports required to be filed in connection therewith with the SEC or any stock exchange or NASDAQ or any other regulatory authority (with copies thereof provided to Buyer so long as any of the Debentures are outstanding), and shall maintain its eligibility to use Form S-3 for the filing of a resale registration statement with respect to the Shares with the SEC;

                  (x) Except as disclosed in the Public Documents, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now or pending or, to the knowledge of Seller, threatened, against or affecting Seller, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, properties, results of operations or condition (financial or otherwise) of Seller, or which could reasonably be expected to materially and adversely affect the properties or assets of Seller or which could reasonably be expected to interfere with Seller's ability to consummate the transactions contemplated by this Agreement;

                  (xi) Seller is not, and is not an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

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                  (xii)  Neither  Seller nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of Seller under circumstances which would require the integration of such offering with the offering of the Debentures or Shares under the Securities Act) which might subject the offering described in this Agreement, the issuance or sale of the Debentures, or the Shares to the registration requirements of Section 5 of the Securities Act;

                  (xiii) Seller will maintain the listing of its Shares on the NASDAQ Stock Market, and will reserve from its authorized shares of common stock a sufficient number of shares to permit conversion in full of all outstanding Debentures;

                  (xiv) Until such time as Buyers have converted one hundred percent (100%) of the Debentures into Shares, Seller shall not repurchase its common shares or otherwise enter into any transaction which would cause a decrease in the number of its common shares issued and outstanding (other than transactions that similarly decrease the number of common shares into which the Debentures are convertible);

                  (xv) Seller agrees that it will not issue a press release or other communication to the public containing either Buyer's name or other identifying information without said Buyer's written consent, except as required by law, including the Exchange Act, and in fulfilling its obligations under the Registration Rights Agreement (as hereafter defined);

                  (xvi) Seller will (i) retain the Transfer Agent as the stock transfer agent of Seller and (ii) if the Transfer Agent voluntarily or involuntarily fails to so serve, select an independent, unaffiliated replacement stock transfer agent willing to perform the duties of Transfer Agent under the Transfer Agent Agreement; and

                  (xvii) This Agreement, including the Exhibits hereto, does not contain an untrue statement of material fact, or, when taken as a whole, omit any material fact necessary in order to make the statements contained herein or therein not misleading.

         4. REGISTRATION. Immediately following the Closing, Seller shall be required, at Seller's expense, to effect the registration of the Shares issuable upon conversion of the Debentures held by both Buyers under the Securities Act and relevant Blue Sky laws. Such registration shall be effected in accordance with the terms of the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement"). In the event either the registration of the Shares issuable upon conversion of the Debentures is not (A) effective with the SEC within sixty (60) days of the Closing

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Date (the "Registration  Date"), or (B) such effectiveness is not maintained for a 365 consecutive day period after the SEC has declared effective the registration of the Shares (such period after the SEC has declared effective the registration of the Shares being referred to as the "Registration Period"), then either such failure shall be a breach of the Debentures entitling Buyers to be paid by Seller the "Damage Amount", as liquidated damages and not as a penalty. The Damage Amount shall mean (A) $5,000 for each NASDAQ trading day following the Registration Date in which the registration of the Shares has not been declared effective by the SEC as provided herein, which amount shall increase to
(i) $6,666 for each NASDAQ trading day commencing thirty (30) days after the Registration Date and (ii) $8,333 for each NASDAQ trading day commencing sixty
(60) days after the Registration Date, and (iii) $10,000 for each NASDAQ trading day thereafter, in each case continuing until the registration of the Shares has been declared effective by the SEC; and (B) without duplication for the amounts paid pursuant to (A) above, $5,000 for each NASDAQ trading day during the Registration Period in which the effectiveness of the registration of the Shares is not maintained with the SEC. The Damage Amount shall be payable in cash as of the end of each calendar week following the Delivery Date, and shall be payable whether or not an Event of Default (as defined in the Debenture) has occurred.

         5. CLOSING. The Debentures shall be dated and delivered, and the Purchase Price shall be paid on, October 15, 1996 (the "Closing Date").

         6.  ADDITIONAL AGREEMENTS.

         Right of First Refusal. Seller hereby grants to Buyers the right of first refusal to purchase all (or any part) of New Securities (as defined in this Section) that Seller may, from time to time, propose to sell and issue. "New Securities" shall mean any capital stock of Seller, whether now authorized or not, and rights, options or warrants to purchase said capital stock, and debt or equity securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that the term "New Securities" does not include securities issued in Excluded Financings. "Excluded Financings" mean
(i) non-convertible debt or non-convertible preferred stock financings of any type, (ii) underwritten public offerings of the Shares, (iii) private financings (taking into account all material aspects thereof such as conversion price, issuance price and any warrants issued in connection therewith) which are consummated at a price at least equal to the then-current market price of the Shares (determined as set forth in the Debentures), (iv) project financings, (v) bank financings and (vi) any capital stock of Seller issued pursuant to the warrants or other rights set forth in a disclosure letter previously issued by Seller to Buyers, (vii) the issuance, sale, exercise or conversion or grant of options to purchase Shares pursuant to any of Seller's employee stock option, compensation, bonus or incentive plans or otherwise, or pursuant to any existing options and warrants disclosed in the Public Documents, and (viii) the issuance or sale of any

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equity or debt securities used for acquisition by Seller of operating  assets or stock of entities to be owned and operated by Seller or a subsidiary of Seller. Seller shall not, however, consummate any Excluded Financings, other than pursuant to (vi), (vii) and (viii) above, on or before December 31, 1996. In the event that Seller proposes to undertake an issuance of New Securities, it shall give Buyers written notice of its intention, describing the type of New Securities, the price and the general terms upon which Seller proposes to issue the same. Each Subscriber shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase all or less than all of the New Securities for the price and upon the general terms specified in the notice by giving written notice to Seller and stating therein the quantity of New Securities to be purchased. If Buyers fail to exercise in full the right of first refusal within such fifteen (15) day period, then Seller shall have sixty
(60) days thereafter to sell the New Securities with respect to which the Buyers' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in Seller's notice. In the event that Seller has not sold the New Securities within such sixty (60) day period, Seller shall not thereafter issue or sell any New Securities without first offering such securities to the Buyers in the manner provided above. The right of first refusal granted under this Section shall terminate upon the earlier of: (i) 180 days following the Closing Date; or (ii) the date upon which Buyers cease to own at least one-third of the Debentures or the Shares issuable upon conversion thereof.

         7. MISCELLANEOUS.

                  (i) This Agreement shall be governed by and interpreted in accordance with the laws of Bermuda. Facsimile signatures of this Agreement shall be binding on all parties hereto. All representations, warranties, covenants and agreements of each party hereto shall survive the Closing contemplated herein.

                  (ii) This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (iii) Seller shall pay to Buyers $4,000 at the Closing, in the manner described in the Transfer Agent Agreement, to reimburse Buyers for attorneys' fees and related costs of consummating the transactions contemplated herein.



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         IT WITNESS WHEREOF,  this Agreement was duly executed on the date first written above.

                                              Official Signatory of Buyer:

                                              INFINITY INVESTORS LTD.



                                               By:/s/ J. A. Loughran
                                               ---------------------------
                                               Title: Director
                                               ---------------------------
                                               Address:
                                               27 Wellington Road
                                               Cork, Ireland
                                               (Telephone) 011-71-355-2051
                                               (Fax) 011-71-355-4975
                                               Attn: Mr. J.A. Loughran

                                               With copy to:

                                               c/o HW Finance
                                               4000 Thanksgiving Tower
                                               1601 Elm Street
                                               Dallas, Texas 75201
                                               (Telephone) 214/720-1689
                                               (Fax) 214/721-1662
                                               Attn: Stuart J. Chassanoff, Esq.

                                               SEACREST CAPITAL LIMITED



                                               By:/s/  James E. Martin
                                                     ---------------------------
                                               Title: President
                                                     ---------------------------
                                               Address:
                                               27 Wellington Road
                                               Cork, Ireland
                                               (Telephone) 011-71-355-2051
                                               (Fax) 011-71-355-4975
                                               Attn: Mr. J.A. Loughran

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                                                 Official Signatory of Seller:

                                                 INTELECT COMMUNICATIONS SYSTEMS
                                                 LIMITED



                                                    By/s/ Peter G. Leighton
                                                    ---------------------------
                                                    Peter G. Leighton, President

                                                    Address:
                                                    Reid House, 31 Church Street
                                                    Hamilton, Bermuda
                                                    (Telephone) 441/295-8639
                                                    (Fax) 441/292-5560
                                                    Attn: Peter G. Leighton


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